Exhibit 1.01

XCEL ENERGY INC.

(a Minnesota corporation)

COMMON STOCK

(PAR VALUE $2.50 PER SHARE)

FORM OF

UNDERWRITING AGREEMENT

[Date]

[Underwriters]

Ladies and Gentlemen:

Xcel Energy Inc., a Minnesota corporation (the “Company”), proposes to sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of                          (the “Firm Shares”) and at the election of the Underwriters an aggregate of              additional shares (the “Option Shares”) of common stock, par value $2.50 per share, of the Company (the “Common Stock”).  The Firm Shares and the Option Shares that the Underwriters elect to purchase pursuant to Section 2 are hereinafter collectively called the “Shares.”

1.     Representations and Warranties by the Company.  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)           The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Act, including a prospectus, for the registration under the Act of the Shares, which registration statement initially became effective not earlier than three years prior to the date hereof.  Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement.  Any such amendment or supplement was filed with the Commission and any such amendment has become effective.  As used in this Agreement:

(i)  “Applicable Time” means           [a.m.][p.m.] New York City time, on the date of this Agreement;

(ii)  “Effective Date” means any date as of which any part of such registration statement relating to the Shares became, or is deemed to have become, effective under the Act in accordance with the rules and regulations thereunder;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares;

(iv)  “Preliminary Prospectus” means any preliminary form of prospectus supplement relating to the Shares (together with the base prospectus in the form in which it appears in the Registration Statement) which has heretofore been or is required to be filed by the Company pursuant to Rule 424 under the Act and used prior to the filing of the Prospectus;

(v)  “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the pricing terms of the offering of the Shares listed on Schedule II;

(vi)          “Prospectus” means the base prospectus in the form in which it appears in the Registration Statement together with the final prospectus supplement relating to the Shares, in the form in which it shall be filed by the Company with the Commission pursuant to Rule 424 under the Act (including the base prospectus as so supplemented); and

(vii)         “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement and all exhibits to such registration statement, but excluding any Statement of Eligibility (Form T-1).

Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement and, if the Company files any document pursuant to the Exchange Act after the date of this Agreement and prior to the termination of the offering of the Shares by the Underwriters, which documents are deemed to be incorporated by reference into the Prospectus, such filing shall constitute an amendment or supplement to the Prospectus and the term “Prospectus” shall refer also to said prospectus as supplemented by the documents so filed from and after the time said documents are filed with the Commission.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Act prior to or on the date hereof (including for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).

(b)     As of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Act) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date).

(c)     No order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; the Registration Statement, on the Effective Date, complied in all material respects with the requirements of the Act and the respective rules and regulations of the Commission thereunder and did not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, at the time the Prospectus is filed with the Commission and at a Closing Date (as hereinafter defined), the Prospectus will comply in all material respects with the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;  provided that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement or Prospectus.  Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of the Act, complied when so filed in all material respects with the rules under the Act, and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)     The documents incorporated by reference in any Preliminary Prospectus or the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date of this Agreement or any further amendment or supplement to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Act or the Exchange Act and the rules and regulations of the Commission thereunder; and none of such documents include or will include any untrue statement of a material fact or omit or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)     The Pricing Disclosure Package, as of the Applicable Time did not, and as of the each Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the

Company makes no representations or warranties as to the information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in the Pricing Disclosure Package, which information is specified in Section 10(g) hereof.

(f)      Prior to the execution of this Agreement, the Company has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III hereto;  the Company has complied and will comply with the requirements of Rule 433 under the Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus will not, as of its issue date and through the time the Shares are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, and any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, any Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions made therein in reliance upon and in conformity with the information furnished to the Company by or on behalf of an Underwriter expressly for use therein, it being understood and agreed that the only such information so furnished consists of the information described in Section 10(g).

(g)     Deloitte & Touche LLP, which audited the internal control over financial reporting and the consolidated financial statements and the related financial statement schedule as of and for the year ended December 31, 2      , incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus from the Company’s Annual Report on Form 10-K for the year ended December 31, 2        , is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and do not provide to the Company or its subsidiaries any non-audit services which are prohibited by Section 10A(g) of the Exchange Act or which have not been pre-approved in accordance with Section 10A(h) of the Exchange Act.

(h)     The financial statements of the Company and its consolidated subsidiaries filed as a part of or incorporated by reference in the Registration Statement the most recent Preliminary Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods specified, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed in such financial statements.

(i)      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with due corporate authority to carry on the business in which it is engaged and to own and operate the properties used by it in such business, as described in the most recent Preliminary Prospectus; the Company is qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair the title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liability and, except as set forth in the most recent Preliminary Prospectus, the Company has all material licenses and approvals required at the date hereof to conduct its business, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(j)      Each of Northern States Power Company, a Minnesota corporation, Northern States Power Company, a Wisconsin corporation, Public Service Company of Colorado, and Southwestern Public Service Company ( each a “Significant Subsidiary” and collectively, “Significant Subsidiaries”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so licensed, in good standing or qualified would not, individually or in the aggregate, have a Material Adverse Effect.  There are no other subsidiaries of the Company that would be deemed “significant subsidiaries” under Rule 1-02 of Regulation S-X under the Exchange Act.

(k)     The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus; the shares of issued and outstanding capital stock of the Company have been duly and validly issued and are fully paid and non-assessable; all of the issued and outstanding shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(l)      Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries taken as a whole, and there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries taken as a whole or any material adverse change in or affecting the general affairs, management, business, financial position, stockholder’s equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and Prospectus.

(m)    Neither the execution and delivery of this Agreement, the issuance and delivery of the Shares, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, nor compliance with the terms and provisions of this Agreement will conflict with, or result in the breach of, any of the terms, provisions or conditions of the Articles of Incorporation, as amended, or by-laws of the Company, or conflict with, or result in the breach or violation of any of the terms or provisions of, or constitute a default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, deed of trust, loan agreement or other contract, agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or in which the Company or any of its Significant Subsidiaries has a beneficial interest or by which the Company or any of its Significant Subsidiaries is bound or result in the violation of any law, statute, order, rule or regulation applicable to the Company or any of its Significant Subsidiaries of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Significant Subsidiaries or over their respective properties.

(n)     The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken.

(o)     The Shares have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered and paid for as provided herein, will be duly authorized, validly issued and fully paid and nonassessable and will conform to the description of the Common Stock in the Pricing Disclosure Package and Prospectus.  Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares.

(p)     This Agreement has been duly authorized, executed and delivered by the Company.

(q)     The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of the Common Stock” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair summaries in all material respects.

(r)      No approval of, or any consent, authorization or order of, or filing or registration with, any regulatory public body, state or federal, or any court having jurisdiction over the Company, is, or will be at each Closing Date (as hereinafter defined), necessary in connection with the issuance and sale of the Shares pursuant to this Agreement or the execution, delivery and performance of this Agreement, other than those that have been made or obtained under the Act and approvals that may be required under state securities laws or regulations of the Financial Industry Regulatory Authority (“FINRA”).

(s)     Other than as set forth or contemplated in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, would reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the most recent Preliminary Prospectus that are not so described.

(t)      The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the most recent Preliminary Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

2.     Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at the purchase price of $       per share, the total number of Firm Shares set forth opposite their respective names in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as hereinafter provided in this Section 2, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (i) of this sentence, the portion of the number of Option Shares as to which such election shall have been exercised (adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number by a fraction, the numerator of which is the maximum number of Option Shares set forth opposite such Underwriter’s name in Schedule I hereto and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder.  The Underwriters agree to offer the Shares to the public as set forth in the Prospectus.

The Company hereby grants to the Underwriters the option to purchase, at their election, up to                  of the Option Shares, at the purchase price per share specified in the first paragraph of this Section 2, for the sole purpose of covering over-allotments in the sale of the Firm Shares.  Such election may be exercised only by written notice from the Representatives to the Company given within the period of 30 calendar days after the date of this Agreement, which notice shall set forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives (but in no event earlier than the First Closing Date, as defined in Section 3, or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice).

3.     Delivery and Payment.  Delivery of and payment for the Firm Shares shall be made by the Company and the Representatives on behalf of the Underwriters at              [a.m.][p.m.], New York City time, on                   , at the offices of                                                         , which date and time may be postponed by agreement between the Representatives and the Company.  Delivery of and payment for the Option Shares shall be made at the place, date and time specified by the Representatives in the written notice of election given by the Representatives pursuant to Section 2, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is hereinafter call the “First Closing Date”; such time and date for delivery of the Option Shares, if not the First Closing Date, is hereinafter called the “Second Closing Date”; and each such time and date for delivery is hereinafter called a “Closing Date.”  Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds.  The Shares will be delivered in definitive form.  The Shares will be registered in the names of the Underwriters and in the denominations set forth in Schedule I hereto except that if the Company receives a written request from the Representatives prior to                    on the second business day preceding the Closing Date giving the names in which the Shares are to be registered and the denominations thereof the Company will deliver the Shares so registered.  Certificates for the Shares will be made available to the Representatives for checking in                           , on the business day preceding the Closing Date.

4.     Agreements of the Company.  The Company agrees with the several Underwriters that:

(a)     The Company will cause the Prospectus, in a form approved by the Representatives, to be filed pursuant to Rule 424(b) under the Act and will notify the Representatives promptly of such filing.  During the period for which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will promptly advise the Representatives (i) when any amendment to the Registration Statement has been filed or shall have become effective, (ii) when any subsequent supplement to the Prospectus (including documents deemed to be incorporated by reference into the Prospectus) has been filed, (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information and (iv) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, (v) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (vi) of the initiation or threatening of any proceeding or examination for any such purpose, and (vii) of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information.  During the period for which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will not file (i) any amendment of the Registration Statement or supplement to the Prospectus (excluding documents deemed to be incorporated by reference into the Prospectus) unless the Company has furnished to the Representatives a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object or (ii) any document that would be deemed to be incorporated by reference into the Prospectus without delivering to the Representatives a copy of the document proposed to be so filed, such delivery to be made at least 24 hours prior to such filing, and the Company will consult with the Representatives as to any comments which the Representatives make in a timely manner with respect to such document.  During the period for which a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company will promptly file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares.  Following the Closing Date and, for so long as a prospectus relating to the Shares is required to be delivered under the Act, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such order.  In the event of the Company’s receipt of a notice objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, the Company will promptly take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (and references herein to the “Registration Statement” shall include any such amendment or new registration statement).

(b)     If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.

(c)     If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to you and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will use its best efforts to take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(d)     If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), any event occurs as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations of the Commission thereunder, the Company promptly, subject to paragraph (a) of this Section 4, will prepare and file an amendment or supplement to the Prospectus with the Commission and furnish to the Underwriters a reasonable number of copies thereof, or will make a filing with the Commission pursuant to Section 13 or 14 of the Exchange Act, which will correct such statement or omission or will effect such compliance.

(e)     The Company will make generally available to its security holders and to the Representatives a consolidated earnings statement (which need not be audited) of the Company, for a twelve-month period beginning after the date of the Prospectus filed pursuant to Rule 424(b) under the Act, as soon as is reasonably practicable after the end of such period, but in any event no later than eighteen months after the “effective date of the Registration Statement” (as defined in Rule 158(c) under the Act), which will satisfy the provision of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158).

(f)      The Company will deliver to the Representatives conformed copies of the Registration Statement, the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus (including all documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), all amendments of and supplements to such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request.

(g)     Without the prior written consent of the Representatives, the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(h)     The Company will promptly file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act and will retain as and to the extent required by Rule 433 under the Act all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the rules and regulations under the Act.  If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Company will notify the Representatives and, upon their request, file such document and prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented

Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(i)      The Company will furnish such information, execute such instruments and take such action as may be required to qualify the Shares for sale under the laws of such jurisdictions in the United States as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(j)      For a period of two years after the Closing Date, the Company will furnish (or cause to be furnished) to each of the Representatives, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange.

(k)     During the 45-day period beginning on the date of this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or securities convertible into or exchangeable for any shares of Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except for issuances pursuant to the exercise or conversion of stock options, restricted stock or restricted stock units, or performance shares or convertible notes outstanding on the date of this Agreement, grants of employee stock options, restricted stock or restricted stock units, or performance shares pursuant to the terms of a plan in effect on the date of this Agreement, issuances pursuant to the exercise or conversion of such stock options, restricted stock or restricted stock units, or performance shares, the filing of registration statements on Form S-8 and amendments thereto in connection with such stock options, restricted stock or restricted stock units, or performance shares or the Company’s employee stock purchase plans in existence on the date of this Agreement, issuances pursuant to direct stock purchase or dividend reinvestment plans in place on the date of this Agreement and the issuances pursuant to any direct stock purchase plan that replaces the Company’s current dividend reinvestment plan.

(l)      The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(m)    In connection with the offering of the Shares, until the Representatives shall have notified the Company and the other Underwriters of the completion of the sale of the Shares, the Company will not, and will use its best efforts to cause its controlled affiliates not to, either alone or with one or more other persons (i) bid for or purchase for any account in which it or any such affiliate has a beneficial interest any Shares or attempt to induce any person to purchase any Shares or (ii) make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Shares.

(n)     The Company will not take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Shares.

5.     Agreements of the Underwriters.  Each Underwriter hereby represents and agrees that:

(a)     It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Issuer Free Writing Prospectus or any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) required to be filed by the Company with the Commission or retained by the Company pursuant to Rule 433 under the Act, other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus or (ii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b)     It will, pursuant to reasonable procedures developed in good faith, retain, as and to the extent required under Rule 433 under the Act, copies of each free writing prospectus used or referred to by it, in accordance with Rule 433.

(c)     It will notify the Representatives when it has completed the sale of the Shares and the Representatives, in turn, will notify the Company when the sale of the Shares has been completed.

6.     Expenses.  Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Shares to the Underwriters, all fees and expenses of the Company’s counsel and accountants, all costs and expenses incident to the preparation, printing, filing and distribution of the Registration Statement (including all exhibits thereto), any Preliminary Prospectus, the Prospectus (including all documents incorporated by reference therein), any Issuer Free Writing Prospectus and any amendments thereof or supplements thereto, all costs and expenses (including fees and expenses of counsel) incurred in connection with “blue sky” qualifications, all costs and expenses of the printing and distribution of all documents in connection with this underwriting, the cost of listing the Shares on the New York Stock Exchange, the fees and expenses of the transfer agent (including related fees and expenses of any counsel to such parties) and all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, FINRA.  Except as provided in this Section 6 and Section 9, the Underwriters will pay all their own costs and expenses, including the fees of their counsel, transfer fees on resale of the shares by them and any advertising expenses in connection with any offer they may make.

7.     Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Shares at each Closing Date shall be subject, in the discretion of the

Representatives, to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and as of such Closing Date, to the accuracy of the statements of the Company’s officers on and as of such Closing Date made in any certificates given pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)     The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; all filings required by Rule 433 under the Act shall have been made, and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)     The Representatives shall be furnished with opinions, dated the Closing Date, of                       , Vice President and [Deputy] General Counsel of the Company, that address substantially the matters set forth in Exhibit A, and Jones Day, Chicago, Illinois, counsel for the Company, that address substantially the matters set forth in Exhibit B.

(c)     The Representatives shall have received from                 , counsel for the Underwriters, such opinion or opinions dated such Closing Date with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(d)     The Company shall have furnished to the Representatives a certificate of the President or any Vice President of the Company, dated such Closing Date, as to the matters set forth in paragraphs (a) and (h) of this Section 7 and to the further effect that the signers of such certificate have examined the Registration Statement, the Prospectus and this Agreement and that, to the best of his or her knowledge:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of such Closing Date with the same effect as if made on such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

(ii)           there has been no material adverse change in the condition of the Company and its subsidiaries taken as a whole, financial or otherwise, or in the earnings, affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, from that set forth or contemplated by the Registration Statement, the most recent Preliminary Prospectus, or Prospectus.

(e)     The Representatives shall have received letters from Deloitte & Touche LLP, independent public accountants for the Company (dated the date of this Agreement and each Closing Date, respectively, and in form and substance satisfactory to the Representatives) advising that (i) they are an independent registered public accounting firm with respect to the Company as required by the Act and published rules and regulations of the Commission thereunder, (ii) in their opinion, the consolidated financial statements and supplemental schedules included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus or Prospectus and covered by their opinion filed with the Commission under Section 13 of the Exchange Act comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations of the Commission thereunder, (iii) that they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minutes of meetings of the Board of Directors, committees thereof, and of the shareholder of the Company since the date of the most recent audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus or Prospectus, inquiries of officials of the Company responsible for financial accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that:  (A) any material modifications should be made to any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus or Prospectus for them to be in conformity with generally accepted accounting principles or any unaudited consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus or Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations of the Commission applicable to Form 10-Q; and (B) with respect to the period subsequent to the date of the most recent financial statements included or incorporated by reference in the most recent Preliminary Prospectus or Prospectus and except as set forth in or contemplated by the Registration Statement the most recent Preliminary Prospectus or Prospectus, there were any adverse changes, at a specified date not more than three business days prior to the date of the letter, in the capital stock of the Company or increases in long-term debt of the Company on a consolidated basis as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the most recent Preliminary Prospectus or  Prospectus, or as of                there were any decreases in stockholders’ equity or net current assets of the Company on a consolidated basis as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated by reference in the Prospectus for the period from the date of the most recent financial statements included or incorporated by reference in the Prospectus to                  there were any decreases, as compared with the corresponding period in the preceding year, in operating revenues, operating income or net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and (iv) they have carried out specified procedures performed for the purpose of comparing certain specified financial information and percentages (which is limited to financial information derived from general accounting records of the Company or, to the extent not so derived, from schedules prepared by

Company officers responsible for such accounting records) included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and Prospectus with indicated amounts in the financial statements or accounting records of the Company and (excluding any questions of legal interpretation) have found such information and percentages to be in agreement with the relevant accounting and financial information of the Company referred to in such letter in the description of the procedures performed by them.

(f)      Subsequent to the respective dates as of which information is given in the Registration Statement and the most recent Preliminary Prospectus, there shall not have been any adverse change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 which is so material and adverse as to make it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Pricing Disclosure Package.

(g)     Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act (other than downgrades of debt securities issued on behalf of governmental entities for the benefit of the Company solely as a result of downgrades of ratings of any third parties insuring such securities) and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the debt securities or preferred stock of or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading and other than with respect to debt securities issued by or on behalf of governmental  entities for the benefit of the Company solely as a result of any such announcement with respect to third parties insuring such debt securities).

(h)     Neither the Company nor any of its subsidiaries (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or action, order or decree of any court, arbitrator or governmental or regulatory authority, otherwise than as set forth or contemplated in the most recent Preliminary  Prospectus, and (ii)  shall have incurred, since the date of this Agreement, any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, which are material to the Company and its subsidiaries taken as a whole, and there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, management, business, financial position, stockholder’s equity, results of operations or prospects of the Company and its subsidiaries taken as a whole otherwise than as set forth or contemplated in the most recent Preliminary Prospectus, the effect of which, in any such case described in clause (i) or (ii) above is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or the delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(i)      No Representative shall have advised the Company that the Registration Statement, the Pricing Disclosure Package or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of counsel for the Underwriters is material or omits to state a fact which in the opinion of counsel for the Underwriters is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(j)      No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Shares.

(k)     All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel to the Underwriters, and prior to the Closing Date, the Company shall have furnished to the Representatives such other customary information, certificates and documents as they may reasonably request.

(l)      The Shares to be delivered at such Closing Date shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the First Closing Date and with respect to the Option Shares, the Second Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing, or by telephone or facsimile transmission confirmed in writing.

8.     Conditions of Company’s Obligations.  The obligations of the Company to sell and deliver the Shares at each Closing Date are subject to the condition that prior to each such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, threatened and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company.

If this condition shall not have been fulfilled, this Agreement and all obligations of the Company hereunder may be cancelled on or at any time prior to the First Closing Date and with respect to the Option Shares, the Second Closing Date by the Company.  Notice of such cancellation shall be given to the Underwriters in writing or by telephone or facsimile transmission confirmed in writing.

9.     Reimbursement of Underwriters’ Expenses.  If the sale of the Shares provided for herein is not consummated (i) because this Agreement is terminated pursuant to Section 12 or (ii) because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Shares, including the reasonable fees and disbursements of counsel for the Underwriters.

10.   Indemnification.

(a)     The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information identified in Section 10(g) hereof as being provided by the Underwriters.

(c)     If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the

Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person, which may be counsel to the Indemnifying Person, to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 10 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)     If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i)

in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 10, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)      The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)     The Underwriters severally confirm and the Company acknowledges that (i) the statements with respect to the offering of the Shares by the Underwriters set forth in the                                                        paragraphs in the section entitled “Underwriting” in the prospectus supplement that is a part of the Preliminary Prospectus and the Prospectus and (ii)                                                              are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

11.   Default by an Underwriter.

(a)   If, on either Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Shares that the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions that the number of shares of the Firm Shares set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I bears to the total number of shares of the Firm Shares set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Shares on such Closing Date if the total number of the Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds                      % of the total number of the Shares to be purchased on such Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than               % of the number of the Shares that it agreed to purchase on such Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Closing Date. If the remaining Underwriters or other Underwriters satisfactory to the Representatives do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date, this Agreement (or, with respect to the Second Closing Date, the obligation of the Underwriters to purchase, and the Company to sell, the Option Shares) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 9. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I who, pursuant to this Section 11, purchases Firm Shares which a defaulting Underwriter agreed but failed to purchase.

(b)   Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

12.   Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for all Shares, if prior to such time (i) trading shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market, (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities clearance or settlement services shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

13.   Representations and Indemnities to Survive Delivery.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of their respective officers, directors or controlling persons within the meaning of the Act, and will survive delivery of and payment for the Shares.   The provisions of Sections 6, 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.   Notices.  All communications hereunder will be in writing and, if sent to the Representatives, will be mailed, delivered or transmitted and confirmed to them at                                  or, if sent to the Company, will be mailed, delivered or transmitted and confirmed to it at                                           , attention                              (Fax:                                             ).  All communications shall take effect at the time of receipt thereof.

15.   Persons Entitled to Benefit of Agreement.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10 hereof, and the affiliates of each Underwriter referred to in Section 10 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

16.   Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

17.   Counterparts.  This Agreement may be executed in counterparts, all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

18.   Representation of the Underwriters.  The Representatives represent and warrant to the Company that they are authorized to act as the representatives of the Underwriters in connection with this financing and that the Representatives’ execution and delivery of this Agreement and any action under this Agreement taken by such Representatives will be binding upon all Underwriters.

19.   Amendment and Waiver.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

20.   Other.  Time shall be of the essence for all purposes of this Agreement.  As used herein, “business day” shall mean any day other than a day on which banks are permitted or required to be closed in New York City.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

Xcel Energy Inc.

By:
Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

[Name(s) of Representatives]

By:

By:

For itself and as Representative of the several Underwriters, if any, named in Schedule I to the foregoing Agreement.

SCHEDULE I

Name	Total Number of Firm Shares to be Purchased	Total Number of Option Shares to be Purchased

Total

SCHEDULE II

Pricing Information

SCHEDULE III

Issuer Free Writing Prospectus

Exhibit A

Matters to be addressed by opinion of Company counsel

1.                                       The Company has been duly incorporated and is a corporation existing and in good standing under the laws of the State of Minnesota; has corporate power and authority to do business and to own or lease property in the states of Minnesota, North Dakota, South Dakota and Colorado in the manner and as set forth in the Prospectus; has corporate power and authority to own securities of its subsidiaries; is qualified to do business as a foreign corporation under the laws of the states of North Dakota, South Dakota and Colorado; and has corporate power and authority to issue and sell shares of common stock, par value $2.50 per share, of the Company (collectively, the “Shares”).

2.                                       The authorized capital stock of the Company is as set forth in the most recent Preliminary Prospectus.

3.                                       Each Significant Subsidiary, as defined in the Agreement, of the Company has been duly incorporated and is a corporation existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to so qualify might permanently impair title to property material to its operations or its right to enforce a material contract against others or expose it to substantial liabilities; and the capital stock of each such Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any pledge, lien, encumbrance, claim or equity.

4.                                       The Agreement has been duly authorized, executed and delivered by the Company.

5.                                       The issue and sale of the Shares by the Company in accordance with the terms of this Agreement have been duly and validly authorized by the necessary corporate action; the Shares, when registered and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute common stock of the Company (“Common Stock”) which has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of the preemptive rights of any shareholder of the Company; and the Common Stock conforms as to legal matters with the statements concerning it made in the Prospectus, and such statements accurately set forth the matters respecting the Common Stock required to be set forth in the Prospectus.

6.                                       The statements under the caption “Description of Common Stock” in the Pricing Disclosure Package and the Prospectus, insofar as they purport to summarize the terms of the Common Stock of the Company (including the Shares) constitute accurate summaries of the terms of such Common Stock in all material respects.

7.                                       Neither the execution and the delivery of the Agreement, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof, the issuance and delivery of the Shares nor the compliance by the Company with all the terms and provisions of the Agreement will result in a breach or violation of any of the terms or provisions of, or constitute a default under, (a) any indenture, mortgage, deed of trust or other agreement or instrument known to me to which the Company or any of its Significant Subsidiaries is a party or by which it or any of its Significant Subsidiaries is bound or to which any of their respective properties or assets are subject; or (b) the Articles of Incorporation, as amended, or by-laws of the Company; or (c) any law, statute, rule or regulation applicable to the Company or any of its Significant Subsidiaries or, to the best of my knowledge, any order of any court or of any Federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties, except, in the case of clauses (a) or (c), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Significant Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

8.                                       The Registration Statement has become effective under the Securities Act of 1933, as amended (the “Act”).  To my knowledge, no proceedings for a stop order have been instituted or are pending or threatened under Section 8(d) of the Act and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.  No further approval, authorization, consent, certificate or order of, or filing or registration with, any governmental body, federal, state or other, is required in connection with the issuance and sale of the Shares by the Company as provided in the Agreement and the Prospectus, except as may be required by state securities laws.

9.                                       The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder and the documents incorporated by reference in the Registration Statement or the Prospectus complied as to form when filed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, except that in each case no opinion is expressed with respect to (a) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein and (b) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

10.                                 To the best of my knowledge, there are no legal or governmental proceedings involving the Company or its subsidiaries required to be described in the Registration Statement, Pricing Disclosure Package or Prospectus which are not described as required nor any contracts or documents of a character required to be described in the Registration Statement, Pricing Disclosure Package or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

In the course of my participation in the preparation of the Registration Statement and Prospectus, I, or attorneys that I supervise, made investigations as to the accuracy of certain of the statements of fact contained therein, I, or attorneys that I supervise, discussed other matters with officers, employees, and representatives of the Company, and I, or attorneys that I supervise, examined various corporate records and data.  While I do not pass upon or assume responsibility for, and shall not be deemed to have independently verified, the accuracy and completeness of the statements contained in the Registration Statement, the Prospectus, the most recent Preliminary Prospectus (except as to matters set forth in paragraphs 5, 6 and 10 above) nothing has come to my attention that would lead me to believe (i) that the Registration Statement, as of                   , contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) that the Pricing Disclosure Package, as of the Applicable Time (as defined in the Agreement), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that in each case I express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein and (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

Exhibit B

Matters to be addressed by opinion of Jones Day

1.             No consent, approval, authorization or order of, or filing with, any governmental  agency or body or any court is required in connection with the issuance or sale of the Shares by the Company to the Underwriters, except (a) for the registration of the Shares under the Securities Act of 1933 (the “Act”) and the rules and regulations thereunder, (b) for periodic and other reporting requirements under the Securities Exchange Act of 1934 and the rules and regulations thereunder or (c) as may be required under state securities or “blue sky” laws”).

2.             The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

3.             The statements contained in the Prospectus under the caption  “                              “ insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents.

We have participated in the preparation of the Company’s registration statement on Form S-3 (Registration No.              ) (the “Registration Statement”), the prospectus, dated                     (the “Base Prospectus”), the preliminary prospectus supplement, dated               (together with the Base Prospectus, the “Preliminary Prospectus”), the prospectus supplement, dated                        (together with the Base Prospectus, the “Prospectus”), and the information identified on Schedule II to the Underwriting Agreement (together with the Preliminary Prospectus, the “Pricing Disclosure Package”).  From time to time, we have had discussions with certain officers, directors and employees of the Company, with representatives of Deloitte & Touche LLP, the independent registered public accounting firm who examined the financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, with the Underwriters and with counsel to the Underwriters concerning the information contained in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the proposed responses to various items in Form S-3.  Based upon our participation and discussions described above, we are of the view that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Act), as of                              , which is the date you have identified as the earlier of the date the Prospectus was first used or the date of the first contract of sale of any Shares (such date, the “Effective Date”), and the Prospectus, as its date, complied as to form in all material respects with the Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, except that we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

B-1

We have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness (except as and to the extent set forth in paragraph 4 above) of the information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Based upon our participation and discussions described above, however, no facts have come to our attention that cause us to believe that the Registration Statement (including all information deemed to be part of and included therein pursuant to Rule 430B under the Act), as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package, as of New York City time, on               (which is the time that you have informed us was prior to the first contract of sale of any Shares by the Underwriters), or that the Prospectus, as of its date and as of the date hereof, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case we express no view with respect to (i) the financial statements, financial schedules and other financial and statistical data included or incorporated by reference therein or (ii) the information referred to under the caption “Experts” as having been included or incorporated by reference therein on the authority of Deloitte & Touche LLP, as experts.

The Registration Statement has become effective under the Act, and, to our Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or threatened by the Commission.

B-2